Exhibit 99.1

LogMeIn Announces Third Quarter 2013 Results

Reports Quarterly Revenue of $43.0 Million; Deferred Revenue of $80.3 Million;

Increases Full Year Revenue Outlook to $164.8-$165.3 Million

Boston, October 24, 2013 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of essential cloud and mobile services, today announced its results for the quarter ended September 30, 2013.

For the third quarter of 2013, total revenue increased 21 percent to $43.0 million from $35.4 million reported in the third quarter of 2012.

Non-GAAP net income for the third quarter of 2013 was $3.5 million, or $0.14 per diluted share. Non-GAAP net income excludes $4.6 million in stock compensation expense, $100,000 in patent litigation related expense and $700,000 in acquisition related costs and amortization. This compares to non-GAAP net income of $4.6 million, or $0.18 per diluted share, reported in the third quarter of 2012.

GAAP net loss for the third quarter of 2013 was $56,000, or $0.00 per diluted share, as compared to GAAP net income of $700,000, or $0.03 per diluted share, reported in the third quarter of 2012.

Non-GAAP cash flow from operations for the third quarter of 2013 was $8.8 million, or 20 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $199.4 million. The Company spent $5.7 million in the quarter to repurchase approximately 190,000 shares under its share repurchase program. Additionally, the Company reported total deferred revenue of $80.3 million, an increase of 23 percent from the $65.3 million reported in the third quarter of 2012.

A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.

“We’re happy to report another good quarter with results that exceeded the high-end of our guidance. Strong growth in our collaboration business, especially with join.me, as well as continued strength in our core IT management business helped us deliver year-over-year revenue growth in excess of 20 percent,” said Michael Simon, CEO of LogMeIn. “As a result, we’re raising our full year outlook.”

“In addition, we continue to invest in initiatives to evolve Gravity, our proven cloud platform, to address the next generation of connectivity challenges impacting our large base of high-value customers. We believe these investments, and the related introduction of new services like Xively and AppGuru, will put us in a favorable competitive position in our existing markets in the near-term, while opening up longer-term opportunities in some of technology’s most promising markets.”

Business Outlook

Based on information available as of October 24, 2013, LogMeIn is issuing guidance for the fourth quarter 2013 and fiscal year 2013.

Fourth Quarter 2013: The Company expects fourth quarter revenue to be in the range of $43.7 million to $44.2 million.

Non-GAAP net income is expected to be in the range of $3.5 million to $3.8 million, or $0.14 to $0.15 per diluted share. Non-GAAP net income excludes an estimated $5.4 million of stock compensation expense, $600,000 in patent litigation related expenses, and $600,000 in acquisition related costs and amortization.

Non-GAAP net income for the fourth quarter assumes an effective tax rate of approximately 50 percent. Non-GAAP net income per diluted share for the fourth quarter of 2013 is based on an estimated 25.2 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expenses, and acquisition related costs and amortization, we expect to report a GAAP net loss in the range of $1.5 million to $1.8 million, or $0.06 to $0.07 per share.

The GAAP net loss for the fourth quarter assumes income tax expense of $2.2 million to $2.5 million. GAAP net loss per share for the fourth quarter of 2013 is based on an estimated 24.3 million weighted average shares outstanding.

Fiscal year 2013: The Company expects full year 2013 revenue to be in the range of $164.8 million to $165.3 million.

Non-GAAP net income is expected to be in the range of $13.4 million to $13.7 million, or $0.53 to $0.54 per diluted share. Non-GAAP net income excludes an estimated $20.3 million in stock compensation expense, $7.3 million in patent litigation related expenses, and $3.5 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2013 assumes an effective tax rate of approximately 50 percent. Non-GAAP net income per diluted share for 2013 is based on an estimated 25.2 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expenses, and acquisition related costs and amortization, we expect to report a GAAP net loss in the range of $8.7 million to $9.0 million, or $0.36 to $0.37 per share.

The GAAP net loss for the full year assumes income tax expense of $5.6 million to $5.9 million. GAAP net loss per share for 2013 is based on an estimated 24.4 million weighted average shares outstanding.

Conference Call Information for Today, Thursday, October 24, 2013

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-1465 (for the U.S. and Canada) or 480-629-9867 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on October 24, 2013 until 11:59 p.m. Eastern Time on October 31, 2013, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4644868#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to patent litigation related costs, and acquisition related payments. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (Nasdaq:LOGM) transforms the way people work and live through secure connections to the computers, devices, data, and people that make up their digital world. The company’s cloud services free millions of people to work from anywhere, empower IT professionals to securely embrace the modern cloud-centric workplace, give companies new ways to reach and support today’s connected customer, and help businesses bring the next generation of connected products to market.

LogMeIn is headquartered in Boston’s Innovation District with offices in Australia, Hungary, India, Ireland, the Netherlands, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, continued investment in the Company’s technology, the success of the Company’s new and existing products and services, the Company’s investment in new products, the expected benefits of continued investment in cloud and mobile services, potential market sizes and opportunities, and the Company’s financial guidance for fiscal year 2013 and the fourth quarter of 2013. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the

Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Free, LogMeIn Rescue, LogMeIn Ignition, join.me, Cubby, AppGuru, Xively and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2012	September 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$111,932	$98,984
Marketable securities	100,161	100,402
Accounts receivable, net	13,231	11,318
Prepaid expenses and other current assets	3,620	8,651
Deferred income taxes	3,214	3,165

Total current assets	232,158	222,520
Property and equipment, net	6,576	12,297
Restricted cash	3,807	3,787
Intangibles, net	6,368	5,572
Goodwill	18,883	18,712
Other assets	1,550	3,620
Deferred income taxes	10,196	10,055

Total assets	$279,538	$276,563

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,773	$5,467
Accrued liabilities	16,657	17,611
Deferred revenue, current portion	65,875	77,332

Total current liabilities	90,305	100,410
Deferred revenue, net of current portion	3,774	2,940
Other long-term liabilities	822	610

Total liabilities	94,901	103,960

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	248	253
Additional paid-in capital	178,546	195,062
Retained earnings (accumulated deficit)	6,243	(980)
Accumulated other comprehensive loss	(400)	(1,440)
Treasury stock	—	(20,292)

Total equity	184,637	172,603

Total liabilities and equity	$279,538	$276,563

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

Revenue	$35,368	$42,970	$101,853	$121,077
Cost of revenue	3,687	4,685	10,529	13,870

Gross profit	31,681	38,285	91,324	107,207

Operating expenses
Research and development	6,788	7,693	19,704	22,002
Sales and marketing	18,215	22,327	51,535	65,462
General and administrative	4,983	5,913	14,689	23,785
Amortization of intangibles	146	161	419	520

Total operating expenses	30,132	36,094	86,347	111,769

Income (loss) from operations	1,549	2,191	4,977	(4,562)

Interest income, net	245	117	677	437
Other (expense) income	(5)	(141)	(510)	313

Income (loss) before income taxes	1,789	2,167	5,144	(3,812)
Provision for income taxes	(1,071)	(2,223)	(3,774)	(3,411)

Net income (loss)	$718	$(56)	$1,370	$(7,223)

Net income (loss) per share:
basic	$0.03	$(0.00)	$0.06	$(0.30)
diluted	$0.03	$(0.00)	$0.05	$(0.30)
Weighted average shares outstanding:
basic	24,784,939	24,248,893	24,679,268	24,403,549
diluted	25,303,230	24,248,893	25,341,473	24,403,549

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

GAAP Income (loss) from operations	$1,549	$2,191	$4,977	$(4,562)

Add Back:
Stock-based compensation expense	4,334	4,613	10,407	14,895
Patent litigation related expenses	169	104	356	6,738
Acquisition related costs and amortization	1,192	713	4,317	2,924

Non-GAAP Operating income	7,244	7,621	20,057	19,995

Other income, net	240	(24)	167	750

Non-GAAP Income before provision for income taxes	7,484	7,597	20,224	20,745

Non-GAAP Provision for income taxes	(2,864)	(4,088)	(7,857)	(10,841)

Non-GAAP Net income	$4,620	$3,509	$12,367	$9,904

Non-GAAP Diluted net income per share:	$0.18	$0.14	$0.49	$0.40
Diluted weighted average shares outstanding used in computing per share amounts:	25,303,230	25,023,116	25,341,473	25,005,699

Stock-Based Compensation Expense

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

Stock-based compensation expense:
Cost of revenue	$134	$158	$349	$542
Research and development	844	835	2,000	2,897
Sales and marketing	1,520	1,594	3,371	5,821
General and administrative	1,836	2,026	4,687	5,635

Total stock based-compensation	$4,334	$4,613	$10,407	$14,895

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013
Cash flows from operating activities
Net income (loss)	$718	$(56)	$1,370	$(7,223)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,598	2,057	4,447	5,652
Amortization of premiums on investments	10	62	32	139
Provision for bad debts	23	31	78	72
(Benefit from) provision for deferred income taxes	(1,783)	6	(1,783)	204
Stock-based compensation	4,334	4,613	10,407	14,895
Changes in assets and liabilities:
Accounts receivable	(2,246)	(1,761)	(1,805)	1,841
Prepaid expenses and other current assets	(378)	(1,619)	(891)	(5,007)
Other assets	(12)	(275)	(1)	(2,070)
Accounts payable	880	228	9	(2,181)
Accrued liabilities	2,082	(905)	4,317	1,092
Deferred revenue	2,467	2,571	6,605	10,623
Other long-term liabilities	(1,652)	(52)	(598)	(226)

Net cash provided by operating activities	6,041	4,900	22,187	17,811

Cash flows from investing activities
Purchases of marketable securities	(45,111)	(4,999)	(120,098)	(65,380)
Proceeds from sale or disposal of marketable securities	45,000	5,000	115,000	65,000
Purchases of property and equipment	(1,902)	(3,203)	(4,187)	(9,659)
Intangible asset additions	(223)	(204)	(789)	(1,119)
Cash paid for acquisition, net of cash acquired	—	—	(14,832)	—
(Increase) decrease in restricted cash and deposits	—	—	(3,558)	125

Net cash used in investing activities	(2,236)	(3,406)	(28,464)	(11,033)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	582	2,263	2,595	2,530
Income tax benefit from the exercise of stock options	2,092	641	4,644	643
Payment of contingent consideration	(89)	(104)	(89)	(104)
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	—	(629)	—	(1,546)
Purchase of treasury stock	—	(5,685)	—	(20,292)

Net cash provided by (used in) financing activities	2,585	(3,514)	7,150	(18,769)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	169	(74)	526	(957)

Net increase (decrease) in cash and cash equivalents	6,559	(2,094)	1,399	(12,948)
Cash and cash equivalents, beginning of period	98,444	101,078	103,604	111,932

Cash and cash equivalents, end of period	$105,003	$98,984	$105,003	$98,984

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

GAAP Cash flows from operating activities	$6,041	$4,900	$22,187	$17,811

Add Back:
Patent litigation related payments	45	537	310	7,822
Acquisition related payments	1,634	3,355	1,852	3,873

Non-GAAP Cash flows from operating activities	$7,720	$8,792	$24,349	$29,506